Exhibit 10.5

EMPLOYMENT AGREEMENT

This Agreement made and entered into this 15th day of June, 2008 by and between TRILINK ENERGY, INC. a Nevada corporation, hereinafter referred to as "Employer", and CHARLES A. KOENIG of Columbus, Ohio hereinafter referred to as "Employee".

The parties recite that:

A.   Employer is holding company and through its wholly-owned subsidiaries is engaged in the energy business and maintains business premises at Columbus, Ohio.

B.   Employee is willing to be employed by Employer, and Employer is willing to employ Employee, on the terms and conditions hereinafter set forth.

For the reasons set forth above, and in consideration of the mutual covenants and promises of the parties hereto, Employer and Employee covenant and agree as follows:

1.        AGREEMENT TO EMPLOY AND BE EMPLOYED
Employer hereby employs Employee as President, Treasurer and Assistant Secretary at the above-mentioned premises, and Employee hereby accepts and agrees to such employment.

2.        DESCRIPTION OF EMPLOYEE'S DUTIES
Subject to the supervision and pursuant to the orders, advice, and direction of the board of directors of Employer, Employee shall perform such duties as are customarily performed by one holding such position in other businesses or enterprises of the same or similar nature as that engaged in by Employer. Employee shall additionally render such other and unrelated services and duties as may be assigned to him from time to time by Employer.

3.        MANNER OF PERFORMANCE OF EMPLOYEE'S DUTIES
Employee shall at all times faithfully, industriously, and to the best of his ability, experience, and talent, perform all duties that may be required of and from him pursuant to the express and implicit terms hereof, to the reasonable satisfaction of Employer. Such duties shall be rendered at the abovementioned premises and at such other place or places as Employer shall in good faith require or as the interests, needs, business, and opportunities of Employer shall require or make advisable.

4.        DURATION OF EMPLOYMENT
The term of employment shall be three (3) years, commencing on the date first written above and month to month thereafter subject, however, to prior termination as provided in Sections 8 and 9 hereof and Employee’s voluntary written termination.

5.        COMPENSATION; REIMBURSEMENT
Employer shall pay Employee and Employee agrees to accept from Employer, in full payment for Employee's services hereunder, compensation at the rate of TWENTY-FOUR

THOUSAND Dollars ($24,000) per annum, payable monthly. In addition to the foregoing, Employer will reimburse Employee for any and all necessary, customary, and usual expenses incurred by him including travel expenses incurred while traveling for and on behalf of the Employer pursuant to Employer's directions.

6.        CONFLICTS OF INTEREST
Employee shall devote such amount of his time, attention, knowledge, and skill to the business and interests of Employer as  Employer and Employee shall agree is necessary for the conduct of Employers business and affairs. Employer acknowledges that Employee is employed by other companies with business interests in the same industry as Employer which may give rise to conflicts of interest between Employer and Employee and Employer consents and waives such potential and actual conflicts of interest.

7.        Intentionally left blank.

8.        OPTION TO TERMINATE ON PERMANENT DISABILITY OF EMPLOYEE
Notwithstanding anything in this agreement to the contrary, Employer is hereby given the option to terminate this agreement in the event that during the term hereof Employee shall become permanently disabled, as the term "permanently disabled" is hereinafter fixed and defined. Such option shall be exercised by Employer giving notice to Employee by registered mail, addressed to him in care of Employer at the above stated address, or at such other address as Employee shall designate in writing, of its intention to terminate this agreement on the last day of the month during which such notice is mailed. On the giving of such notice this agreement and the term hereof shall cease and come to an end on the last day of the month in which the notice is mailed, with the same force and effect as if such last day of the month were the date originally set forth as the termination date. For purposes of this agreement, Employee shall be deemed to have become permanently disabled if, during any year of the term hereof, because of ill health, physical or mental disability, or for other causes beyond his control, he shall have been continuously unable or unwilling or have failed to perform his duties hereunder for sixty (60) consecutive days, or if, during any year of the term hereof, he shall have been unable or unwilling or have failed to perform his duties for a total period of ninety (90) days, whether consecutive or not. For the purposes hereof, the term "any year of the term hereof" is defined to mean any period of 12 calendar months commencing on the first day of a calendar year and terminating on the last day of a calendar year during the term hereof.

9.        DISCONTINUANCE OF BUSINESS AS TERMINATION OF EMPLOYMENT
Anything herein contained to the contrary notwithstanding, in the event that Employer shall discontinue operations at the premises mentioned above, then this agreement shall cease and terminate as of the last day of the month in which operations cease with the same force and effect as if such last day of the month were originally set forth as the termination date hereof.

10.       EMPLOYEE'S COMMITMENTS BINDING ON EMPLOYER ONLY ON WRITTEN CONSENT
Employee shall have the right to make any contracts or other commitments for or on behalf of Employer as are required of Employer pursuant to the powers granted to Employee as to the officer position held by Employee.

11.       Intentionally left blank.

12.       WAIVER OR MODIFICATION INEFFECTIVE UNLESS IN WRITING
No waiver or modification of this agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith. Furthermore, no evidence of any waiver or modification shall be offered or received in evidence in any proceeding, arbitration, or litigation between the parties arising out of or affecting this agreement, or the rights or obligations of any party hereunder, unless such waiver or modification is in writing, duly executed as aforesaid. The provisions of this paragraph may not be waived except as herein set forth.

13.       CONTRACT GOVERNED BY LAW
This agreement and performance hereunder and all suits and special proceedings hereunder shall be construed in accordance with the laws of the State of Ohio

14.       BINDING EFFECT OF AGREEMENT
This agreement shall be binding on and inure to the benefit of the respective parties and their respective heirs, legal representatives, successors, and assigns.

Executed on the date first above written.

TRILINK ENERGY INC.		EMPLOYEE:

By:	/s/ JOHN E. RAYL	/s/ CHARLES A. KOENIG
Print Name: John E. Rayl		Signature
Print Title: President		Print Name: Charles A. Koenig